EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

     As independent auditors, we hereby consent to the incorporation by reference into Consolidated Graphics, Inc. previously filed Registration Statement Files No. 333-42881 on Form S-3, No. 333-
57927 on Form S-3, No. 333-63455 on Form S-3, No. 333-65677 on Form S-3, No.
333-62317 on Form S-4, No. 33-87192 on Form S-8, No. 333-13737 on Form S-8, No.
333-18435 on Form S-8 and No. 333-66019 on Form S-8 of our report dated August 24, 1998, with respect to the financial statements of Automated Graphic Systems, Inc. as of October 31, 1997, and for the year then ended, which appears in the Form 8-K of Consolidated Graphics, Inc. dated January 28, 1999.

/s/ WATKINS, MEEGAN, DRURY & COMPANY, L.L.C.
WATKINS, MEEGAN, DRURY & COMPANY, L.L.C.

Houston, Texas
January 28, 1999